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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports for the financial statements as of December 31, 2000 and 2001, and each of the three years in the period ended December 31, 2001 of Western Pocahontas Properties Limited Partnership, Great Northern Properties Limited Partnership, and New Gauley Coal Corporation and to all references to our Firm included in the registration statement on Form S-1 and the related prospectus of Natural Resource Partners L.P. dated April 19, 2002.

/s/ Arthur Andersen LLP

Houston, Texas
April 18, 2002